Exhibit 2

. 4205101 ARTS-RE Secretary of State Articles of Incorporation of a Nonprofit Religious Corporation FILED 14ft Secretary of State State of California IMPORTANT — Read Instructions before completing this form. Filing Fee — $30.00 OCT 12 2018 Copy Fees — First page $1.00; each attachment page $0.50; Certification Fee - $5.00 Note: A separate California Franchise Tax Board application is required to obtain tax exempt status. For more information, go to hlipslAwfw.ftb.ca.gov. /61 / This Space For Office Use Only . Corporate Name (Go to twow.sos.ca.govIbusinessibeiname-avaliabilify for general corporate name requirements and restrictions.) YOLANDA LEWIS INNOVATIVE RESOURCES INC The name of the corporation is (2. Business AddresseSj ,(Enter the complete business addresses. Item 2a cannot be a P.O.Box or In care of an individual or entity.) a. Initial Street Address of Corporation - Do not enter a P.O. Box City (no abbreviations) State ZIp Code Wenclover Lane San Jose CA Lt. Initial Mailing Address of Corporation. If different than item 2a City (no abbreviations) Slate Zip Code PO BOX 730833 San Jose CA . Service of Process (Must provide either Individual OR Corporation. INDIVIDUAL — Complete Items 3a and b only. Must include agent's full name and California street address. a. California Agent's First Name (if agent Is not a corporation) Middle Name Last Name • Suffix b. Street Address (if agent is not a corporation) - Do not onter a P.O. Box City (no abbreviations) State Zip Code CA CORPORATION — Complete Item 3c. Only include the name of the registered agent Corporation. c. California Registered Corporate Agent's Name (if agent is a corporation) — Do not complete Item 3a or 3b C T Corporation System 4. Purpose Statement This corporation is a religious corporation and is not organized for the private gain of any person. It Is organized under the Nonprofit Religious Corporation Law exclusively for religious purposes. 5. Additional Statements (The following statements are for tax-exempt status in California. See Instructions and Filing Tips.) a. (T purpose of this corporation is to Scc Attachment . This corporation is organized and operated exclusively for religious purposes within the meaning of Internal Revenue Code section 501 (c)(3). c. No substantial part of the activities of this corporation shall consist of carrying on propaganda, or otherwlse.attempting to influence legislation, and this corporation shall not participate or intervene in any political campaign (including the publishing or distribution of statements) on behalf of any candidate for public office. d. The property of this corporation is irrevocably dedicated to the purposes in Article 4 hereof and no part of the net income or assets of this corporation shall ever inure to the benefit of any director, officer or member thereof or to the benefit of any private person. e. Upon the dissolution or winding up of this corporation, Its assets remaining after payment, or provision for payment, of all debts and liabilities of this corporation shall be distributed to a nonprofit fund, foundation or corporation which is organized and operated exclusively for charitable, educational and/or religious purposes and which has established its tax-exempt status under Internal Revenue Code section 501(c)(3). 6. Read and Sign Below (This form must be signed by each incorporator. See Instructions. Do not include a title.) Yolanda Lewis By: Signs Type or Print Name RE (REV 04/201S) California Secretary of State •ntn Arte,n. Vil www.S0s.ca.g0VibusineSSIbe Li Imp 'ILUL"FL..3 Date Filed : 08/30/2018 PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZA Pennsylvania Department of State Articles of Amendment-Domestic Corporation (15 Pa.C.S.) Business Corporation (§ 1915) X Nonprofit Corporation (§ 5915) Document will be returned to the Name name and address you enter to Yolanda Lewis the left. Address PO BOX 730833, City State Zip Code san Jose CA Fee: $70.00 In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: . The name of the corporation is: STANLEY HOWARD . The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department): (a) Number and Street City State Zip County Mohican St, Philadelphia PA Philadelphia (b) Name of Commercial Registered Office Provider County c/o: . The statute by or under which it was Investment Company Act incorporated: . The date of its incorporation: /8/2014 . Check, and if appropriate, complete one of the following: X The amendment shall be effective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on: at Date Hour DSCB: 15-1915/5915-2 . Check one of the following: X The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). Check, and if appropriate, complete one of the following: The amendment adopted by the corporation, set forth in full, is as follows Words. ENFRANCHIS INC WILL BE ADDED TO STANLEY HOWARD AND FROM THIS FILING FORTH SHALL BE CALLED: STANLEY HOWARD ENFRANCHISE INC The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this day of August , 2018 STANLEY HOWARD Name of Corporation //(Howard El; Stanley-Bernard)/ Signature President and CEO Title Entity #: 4282429 Date Filed: 07108/2014 Carol Alchele Secretary of the Commonwealth PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Articles of Incorporation-Nonprofit (15 Pa.C.S.) I/ Domestic Nonprofit Corporation (§ 5306) Nonprofit Cooperative Corporation (§ 7102B) •••••••I M O Name Document will be returned to the name and address you enter to 5-'t' _TA), the left. Address y 17,),‘ /),-0/4- City Stale ! Zip Code Del )9701- ci_k Commonwealth of Pennsylvania ARTICLES OF INCORPORATION-NON-PROFIT 3 Page(s) Fee: $125 0111 iA In compliance with the requirements of the applicable provisions (relating to articles of incorporation or cooperative corporations generally), the undersigned, desiring to incorporate a nonprofit/nonprofit cooperation corporation, hereby state(s) that: I . The name of the corporation is; 74 M I- /101.1/A 0 ) . The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (a) Number and Street City State Zip County /6 -c 0 /1//)17.. /2411 /5/ -4'fiV PA de„ (b) Name of Commercial Registered Office Provider County c/o: . The corporation is incorporated under the Nonprofit Corporation Law of 1988 for the following purpose or purposes. Do IA e / 1 Ole God/TA/4 a_r7i./GL, o r.,w/ A ' e tti m a-0-1 ; %7 . The corporation does not contemplate pecuniary gain or profit, incidental or otherwise. DSCB:15-5306/7102B-2 5. Check one of the following: Vile corporation is organized on a non-stock basis. Option for Nonprofit Cooperative Corporation Only: The corporation is organized on a stock share basis. . For Nonprofit Corporation Only. (Strike out if inapplicable): The corporation shall have no members. • The inco ora irrittee e: tion for the amendment of such organic law, 7. For Nonprofit Cooperative Corporation Only. Complete and strike out the inapplicable term: The corporation is a cooperative corporation andthe common bond of membership among its (members) (shareholders) is: NA . The name(s) and address(es) of each incorporator(s) is (are) (all incorporators must sign below): -if . The specified A-,_ !.‘• _-- month day year nour, it any 10. Additional provisions of the articles, if any, attach an 872 x 11 sheet. IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this Og day of -51,iy r ao)V. /tx,ruft-1 Signature Signature